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                                                                    Exhibit 23.1

                           CONSENT OF KPMG PEAT MARWICK LLP


The Board of Directors
Guitar Center, Inc.

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



KPMG Peat Marwick LLP
Los Angeles, California
April 29, 1997